Exhibit 10.10

RW HOLDINGS NNN REIT, INC.
PRE-OFFERING AGREEMENT

October 18, 2019

North Capital Private Securities Corporation
623 E. Fort Union Boulevard
Suite 101
Midvale, Utah 84047

Ladies and Gentlemen:

RW Holdings NNN REIT, Inc., a Maryland corporation (the “Company”), wishes to engage North Capital Private Securities Corporation, a Delaware corporation (the “NCPS”), to provide certain services to the Company set forth in Schedule A hereto (“Services”) in preparation for the Company’s registration for public sale (the “Offering” ) a maximum of up to $800,000,000 in shares of its Class C common stock, $0.001 par value per share. The Company hereby agrees with NCPS, as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to NCPS that, as of the effective date of this Pre-Offering Agreement and through the term hereof (provided that, to the extent such representations and warranties are given only as a specified date or dates, the Company only makes such representations and warranties as of such date or dates):

1.1          The Company has been duly organized and is validly existing as a corporation under the laws of the State of Maryland and has the power and authority to conduct its business.

1.2          No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Pre-Offering Agreement.

1.3          There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would be reasonably expected to have a material adverse effect on the Company or the ability of the Company to perform its obligations under this Agreement.

1.4          The execution and delivery of this Pre-Offering Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Pre-Offering Agreement by the Company will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except (i) to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Pre-Offering Agreement may be limited under applicable securities laws, and (ii) for such conflicts or defaults that would not reasonably be expected to have a material adverse effect on the business or property of the Company.

1.5          The Company has full legal right, power and authority to enter into this Pre-Offering Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Pre-Offering Agreement may be limited under applicable securities laws.

1.6          The Company is not in violation of its Articles of Incorporation or its Bylaws.

1.7          The financial statements of the Company filed with the SEC in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

1.8          The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

1.9          The Company has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business requires such qualification, except where such failure to do so would not have a material adverse effect on the business or property of the Company.

2.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with NCPS that:

2.1          It will furnish such information and execute and file such documents as may be necessary for NCPS to perform the Services. All such information and documents shall be true, correct and complete in all material respects.

2.2          Each of the representations and warranties contained in this Pre-Offering Agreement are true and correct as of the date of this Pre-Offering Agreement and the Company will comply with each covenant and agreement contained in this Pre-Offering Agreement.

2.3          It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, that will make such qualification necessary.

2.4          It has satisfied the requirements of the Internal Revenue Code of 1986, as amended, for qualification of the Company as a real estate investment trust and will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.

3.	OBLIGATIONS AND COMPENSATION OF NCPS.

3.1          The Company hereby appoints NCPS, and NCPS accepts the Company’s appointment as the Company’s agent to provide the Services. NCPS represents to the Company that it is a member of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Pre-Offering Agreement.

3.2          The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Pre-Offering Agreement is terminated.  As compensation for the services rendered by NCPS, the Company agrees that it will pay to NCPS the compensation set forth in Schedule B hereto (“Fee”).

3.3          NCPS is a duly incorporated and validly existing corporation under the laws of the State of Delaware. NCPS is not in violation of its Certificate of Incorporation or its Bylaws.

3.4          No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by NCPS of this Pre-Offering Agreement, except such as may be required under the Securities Act or applicable state securities laws.

3.5          There are no actions, suits or proceedings pending or to the knowledge of NCPS, threatened against NCPS at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could be reasonably expected to have a material adverse effect on NCPS or the ability of NCPS to perform its obligations under this Agreement.

3.6          The execution and delivery of this Pre-Offering Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Pre-Offering Agreement by NCPS will not conflict with or constitute a default under any operating agreement or other similar agreement, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over NCPS, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Pre-Offering Agreement may be limited under applicable securities laws.

3.7          NCPS has full legal right, power and authority to enter into this Pre-Offering Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Pre-Offering Agreement may be limited under applicable securities laws.

4.	INDEMNIFICATION.

4.1          The Company will indemnify and hold harmless NCPS, its affiliates and their employees, officers and directors and each person, if any, who controls NCPS within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any losses, claims, damages or liabilities, joint or several, to which NCPS, its affiliates, and their employees, officers and directors, or such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any material violation of this Pre-Offering Agreement, or (b) any failure to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, or (c) any other failure to comply with applicable FINRA rules or SEC rules. The Company will reimburse NCPS, as appropriate, and its affiliates and their employees, officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by NCPS, its affiliates and their employees, officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by NCPS. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

4.2          NCPS will indemnify and hold harmless the Company, its affiliates and their employees, officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any material violation of this Pre-Offering Agreement, or (b) any failure to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, or (c) any other failure to comply with applicable FINRA rules or SEC rules; provided that NCPS will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to NCPS by or on behalf of the Company. NCPS will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which NCPS may otherwise have.

4.3          Notwithstanding the foregoing, the Company may not indemnify or hold harmless NCPS or any of its affiliates in any manner that would be inconsistent with the provisions of the Company’s charter in effect as of the date of this Pre-Offering Agreement or any amended and restated charter (such charter not to be changed by the Company to affect the Company’s indemnity obligations hereunder) or Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association. No party shall indemnify or hold harmless any other party for liabilities arising from or out of an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

4.4          Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5          The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obligated to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6          The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Company, NCPS, any affiliate or any employee officer or director thereof, or by or on behalf of the Company or NCPS, and (b) any termination of this Pre-Offering Agreement. A successor of any of the parties to this Pre-Offering Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.	SURVIVAL OF PROVISIONS.

The respective agreements, representations and warranties of the Company and NCPS set forth in this Pre-Offering Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Pre-Offering Agreement, and (b) any investigation made by or on behalf of NCPS or any person controlling NCPS or by or on behalf of the Company or any person controlling the Company.

6.	APPLICABLE LAW AND VENUE.

This Pre-Offering Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Pre-Offering Agreement shall be construed under the laws of the State of Delaware without regard to the conflicts of laws principles and rules thereof to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, the governing law for causes of action for violations of federal or state securities law shall be governed by applicable federal or state securities law. The Company and NCPS hereby acknowledge and agree that venue for any action brought hereunder shall lie exclusively in New York, New York.

7.	COUNTERPARTS.

This Pre-Offering Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

8.	SUCCESSORS AND AMENDMENT.

8.1          This Pre-Offering Agreement shall inure to the benefit of and be binding upon NCPS and the Company and their respective successors. Nothing in this Pre-Offering Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

8.2          This Pre-Offering Agreement may only be amended by the written agreement of NCPS and the Company.

9.	TERM.

This Pre-Offering Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Pre-Offering Agreement on its part to be performed during the term of this Pre-Offering Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice; provided no party may terminate this Pre-Offering Agreement under clause (a) of this paragraph unless such failure or breach is or not cured within 30 days after such party has delivered notice of intent to terminate.

In any case, this Pre-Offering Agreement shall expire at the close of business on the effective date of the Offering. The provisions of Sections 4 and 6 hereof shall survive such termination. NCPS, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential (except such disclosure as may be required by applicable law, rule, regulation or judicial order or legal process or in connection with ordinary course legal, financial, tax or regulatory filings, audits or examinations). NCPS (at the Company’s sole cost and expense) shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company.

13.	NOTICE.

Any notice in this Pre-Offering Agreement permitted to be given, made or accepted by either party to the other, must be in writing and may be given or served by (1) overnight courier, (2) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (3) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Company:	RW Holdings NNN REIT, Inc.
Attention: Aaron S. Halfacre, Chief Executive Officer
3090 Bristol Street, Suite 550
Costa Mesa, California 92626
Fax: 949-386-2554

To NCPS:	North Capital Private Securities Corporation
Attention: James P. Dowd
623 E. Fort Union Boulevard
Suite 101
Midvale, Utah 84047

With a copy to (which shall not constitute notice):	jdowd@northcapital.com stomasetti@northcapital.com gnelson@northcapital.com

14.	SEVERABILITY.

In the event that any court of competent jurisdiction declares any provision of this Pre-Offering Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Pre-Offering Agreement shall be considered severable.

15.	NO WAIVER.

Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Pre-Offering Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.

16.	ASSIGNMENT.

This Pre-Offering Agreement may not be assigned by either party, except with the prior written consent of the other party. This Pre-Offering Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.

17.	NO PARTNERSHIP.

Nothing in this Pre-Offering Agreement shall be construed or interpreted to constitute NCPS as an employee, agent or representative of, or in association with or in partnership with, the Company; instead, this Pre-Offering Agreement shall only constitute NCPS as an independent contractor engaged by the Company to provide the Services.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us effective as of the date first above written.

Very truly yours,

RW HOLDINGS NNN REIT, INC.

By:	/s/ AARON S. HALFACRE
Aaron S. Halfacre, Chief Executive Officer

Accepted and agreed as of the date first above written.

NORTH CAPITAL PRIVATE SECURITIES CORPORATION

By:	/s/ JAMES P. DOWD
James P. Dowd, President

Schedule A – Services

Subject to the terms and conditions of the Pre-Offering Agreement and for the Fee, NCPS hereby agrees to provide the following services to the Company:

1.	assistance with the development of the plan of distribution and subscription process;

2.	assistance with the technology implementation and review of all prospectus materials and advertising;

3.	assistance in drafting the “Plan of Distribution” section of the prospectus; and

4.	assistance with FINRA filings and liaising with FINRA.

Schedule B – Fee

The Company hereby agrees to pay a one-time upfront fee of $180,000.00 to be paid by the Company to NCPS to NCPS’s account set forth below within one business day upon execution of this Agreement:

North Capital Private Securities
623 E Fort Union Blvd, Suite 101
Midvale, UT 84047
nc-accounting@northcapital.com

INCOMING DOMESTIC ACH/WIRE INSTRUCTIONS

PAYABLE TO:	North Capital Private Securities
BANK:	Chase Bank
ADDRESS:	
ACCOUNT NUMBER:	
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PLEASE REFERENCE THE **DEAL NAME** WITH YOUR FUND TRANSFER

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North Capital Accounting at **nc-accounting@northcapital.com**

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